SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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[ ] Preliminary information statement       [ ] Confidential, for use of the
                                                Commission Only (as permitted
                                                by Rule 14c-5(d)(2))
[X] Definitive information statement

                               Muller Media Inc.
                (Name of Registrant as Specified in Its Charter)

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         Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)      Title of each class of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)      Total fee paid:

         Fee paid previously with preliminary materials.

         Check box if any part of the fee is offset as provided by Exchange Act
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         was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount Previously Paid:
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     Muller Media Inc. formerly known as Business Translation Services Inc.


                               11 east 47th street
                            New York, New York 10017

                              Information statement



                          Relating to Corporate action
                         To be taken by written Consent
                       In lieu of meeting of stockholders
                     On or promptly after December 28, 2001




                                  INTRODUCTION

This information is being furnished in connection with corporate actions already accomplished and or proposed to be authorized by written consent of a majority of stock holders representing stockholders having a majority of the outstanding common stock of our Company.

No formal meeting of stockholders will be held, nor is one being called. The information being disclosed herein is summarized and set forth as follows:

     1. The Company's Certificate of Incorporation has been amended to change the name of the Company from Business Translation Services Inc. to "Muller Media Inc.";

     2. Article VI, Section 6.01 of the Company's Bylaws has been changed to establish the head office and principal place of business of the Company at 11 East 47th Street, Third Floor, New York City, New York 10017;

     3. That an application is presently pending to change the CUSIP symbol of the Company from BTSV to another group of initials that more closely identify with Muller Media Inc.;

     4. That effective November 12th 2001, a new Board of Directors was created;

     5. That in addition to the business of distribution of entertainment content to Television networks, cable networks, pay per view, independent television stations and theater, management is actively pursuing acquisitions of other corporate entities so as to establish more synergistic divisions as well as to diversify the areas of commercial activities of the consolidated group so as to minimize the impact of market vagaries on the parent Company;

     6. That in order to accomplish the above, it is in the better interest of the Company that its authorized share capital be increased to 500,000,000 common shares of a nominal par value of $0.001 each;

     7. To establish a policy and set out proposals relative to issuance of warrant shares.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

HISTORY
The Company was incorporated in the State of Nevada on July 1, 1999 as a developmental stage company under the name Puppettown, Inc. The Company name was subsequently changed to Business Translation Services, Inc., with the intended business activity stated to offer translation services of conventional documents and software written in one language to be translated into other languages.

On November 12, 2001 Business Translation Services, Inc., sold 10,000,000 of its common stock to DCI Telecommunications, Inc., pursuant to a share Purchase Agreement between the parties.

Subsequent to the sale of the shares described above, the Boards of Directors of each of DCI Telecommunications, Inc., Business Translation Services, Inc., and Muller Media, Inc., a wholly owned subsidiary of DCI Telecommunications, approved a merger, effective November 12, 2001 of Business Translation Services, Inc., and Muller Media, Inc., by adopting a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and to cause the merger to qualify as a reorganization under the provisions of Section 368 (a) of the Code.

               APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION
               TO CHANGE THE NAME OF THE COMPANY AND AMENDMENT TO
   BYLAW ARTICLE VI, SECTION 6.01 CHANGING THE PRINCIPAL OFFICE OF THE COMPANY

The Board of Directors has unanimously approved and adopted a resolution amending Article 1 of the Company's Certificate of Incorporation to change the name of the Company to "Muller Media, Inc.") (The "Name Change Amendment"). Said amendment was filed in the office of the Secretary of State of Nevada under filing number C16395-99.

The Board of Directors has unanimously approved and adopted a resolution amending Article VI, section 6.01 of the Company's Bylaws to change the place of the principal office of the Company to 11 East 47th Street, Third Floor, New York City, New York 10017. Said amendment was filed in the office of the Secretary of State of Nevada under filing number C16395-99 together with the Change of Name.

On the 28th day of December, 2001, a Special Meeting of the Board of Directors was duly convened at which there was a quorum acting throughout all proceedings and at which time the following resolutions were duly adopted by the Board of Directors as well as assented to by a shareholder representing more than 51% of all issued and outstanding common stock of the Company:

          BE IT RESOLVED: That the Secretary of the corporation is hereby ordered to obtain the written consent of stockholders owning at least a majority of the voting power of the outstanding stock of the corporation for the following purposes:

          To amend Article One to provide that the name of the corporation shall be changed from BUSINESS TRANSLATION SERVICES, INC. to MULLER MEDIA INC.

          To amend Article VI, Section 6.01 of the Bylaws to provide that the principle office of the corporation be changed to 11 East 47th Street, Third Floor, New York City, New York, 10017.

Pursuant to the provisions of the Nevada Revised Statutes, a majority of the stockholders holding 10,000,000 shares of the 13,168,250 shares outstanding of BUSINESS TRANSLATION SERVICES, INC. gave written consent to the adoption of the Amendment to Article One of the Articles of Incorporation as shown above and Amendment of Article VI, Section 6.01, as shown above.

Effect of the Change of Name

The change of the corporate name will not in any way affect the validity or transferability of stock certificates currently outstanding, the capital structure of the Company , the rights or obligations of the Company with respect to its existing contractual obligations, nor will it impact third parties' obligations with respect to the company.

Notification of the name change will be filed with the Securities and Exchange Commission.

Effect of the Change of Principal Office

The change of the corporate name will not in any way affect the validity or transferability of stock certificates currently outstanding, the capital structure of the Company , the rights or obligations of the Company with respect to its existing contractual obligations, nor will it impact third parties' obligations with respect to the company.

The move was necessitated because New York City is one of the largest markets in which the Company operates and thusly facilitates communications and servicing of clients.

Vote Required for Approval

All of the above actions have been duly approved by the Board of Directors and written consent to the adoption of the amendments to the Articles of Incorporation and Bylaws was obtained from a stockholder holding 10,000,000 of the 13,168,250 shares outstanding.

                       APPLICATION TO CHANGE CUSIP SYMBOL

The Board of Directors has submitted an application to change the existing CUSIP symbol from BTSV to another that more closely identifies with the new corporate name of Muller Media Inc. Four sets of initials have been submitted and we are awaiting final approval.

                     APPOINTMENT OF NEW OFFICERS & DIRECTORS

John J Adams was elected to serve on the board of directors and has served as our Chairman & Chief Executive Officer since November 12, 2001. Prior to joining us, Mr. Adams was the Chairman and CEO of DCI Telecommunications, Inc.. From 1999 to 2001 Mr. Adams served as President and CEO of DCI; from 1996 to 1999, Mr. Adams was the Vice President and Chief Marketing Officer of DCI, an international telecommunications company. From 1993 through 1995, Mr. Adams was the President of Validation Services, Inc. and Vice-president of Marketing for R&D Scientific Corporation. Prior experience included the Presidency of Prevent Chemicals and various sales and marketing management positions in the medical manufacturing and distribution field. Mr. Adams also had early career experience in the film production and distribution industry

Robert B. Muller, is currently Vice-Chairman and had served as President/CEO of Muller Media Inc., since its inception in January 1982, through June 2001.

In 1970, Mr. Muller was instrumental in starting a new television distribution company, Gold Key Entertainment, Inc., at the time, a division of Vidtronics, Co., a wholly owned subsidiary of Technicolor, Inc. (subsequently merged with

Four Star Entertainment). Starting out as their National Sales Manager, Mr. Muller worked his way up to Vice President and then to President of the organization, where he remained until starting Muller media in 1982. Under his leadership, Gold Key became one of the leading independent television distribution companies. He started in the television industry back in 1967 as Regional Sales Manager for Commonwealth United Corporation; at that time, a large theatrical and television production/distribution company.

Daniel E. Mulholland, assumed the Presidency and became Chief Operating Officer in June 2001. He was previously Executive Vice President of Muller Media, Inc., since 1984 and has over 25 years experience in the syndication, broadcasting and advertising industry. He joined Muller Media, Inc. (MMI) in 1984. Previously he had been President of the Delta Television Group. DTG specialized in the syndication and distribution of feature films and programs to all media worldwide. DTG was also involved in numerous co-ventures with such firms as New York Times Syndication, Silverbach-Lazarus, NCM Entertainment, Limehouse Studios (London) and Alpine Pictures (London).

Mr. Mulholland As a partner in American Television Syndication (1980-1983), was responsible for the production and worldwide distribution of such television series as "An Evening at the Improv", "Lorne Greene's New Wilderness", "The Ed Allen Exercise Show", "The Grand Prix All Star Show", and "Hollywood Teen".

Prior to 1980, Mr. Mulholland's experience included three years with Gold Key Entertainment as Account Executive and National Sales Manager. From 1976-1977 he was with WPIX-TV, New York, as Account Executive with major agency and local advertising sales responsibilities. Mr. Mulholland spent 1968-1976 with John Blair & Co., New York (leading television station representative), as Sales Manager and Account Executive. He also was a Senior Media Buyer and Planner for Ted Bates & Co., New York from 1966-1968.

Clifford S. Postelnik has served as our Vice President, General Counsel and Secretary since November 12, 2001 and was elected to serve on the board of directors. Prior to joining us, Mr. Postelnik was the Managing Director of European Operations for Fone.com. From 1997 until 1999, when he joined Fone.com, Mr. Postelnik was the vice president of sales of Edge Communications, Inc., a prepaid phone card issuer. From 1995 until 1997, Mr. Postelnik was a vice president of Accent Communications, Inc., a long distance reseller. Prior to joining Accent, Mr. Postelnik had a 30-year career in bilateral carrier contract negotiations and marketing to the tour and travel industry, airlines and hotels in Europe, Africa and the Far East.

Robert Resker has served as a director since November 12,2001. Mr Resker is presently the sole proprietor of VKR Services an electronic manufacturers representative firm. Mr.Resker served as Principal and President of K&R Engineering Sales Corp. from 1973 until 1999. Mr Resker has also been active as an elected public official both in Mt. Olive and Allamuchy Townships, NJ.

              APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION
                       TO INCREASE AUTHORIZED COMMON STOCK

On January 31, 2002 and pursuant to the provisions of the Nevada Revised Statutes, a majority of the stockholders holding 10,000,000 shares of the 13,168,250 shares outstanding of Muller Media Inc. gave written consent to the adoption of the Amendment to Article 4 (Four) of the Articles of Incorporation to increase the aggregate number of shares which the Corporation shall have the authority to issue from 20,000,000 shares of Common Stock having a $0.001 par value to 500,000,000 Common Stock having a par value having a nominal par value of $0.001.

The Secretary has been instructed to prepare the necessary filings to give effect to this decision. The Board is evaluating the appropriateness of altering structure of Preferred Stock in preparation for possible future developments. At present the authorized Preferred Stock consists of 5,000,000 shares having a par value of $0.001.

Effect of the increase in Common Stock

The increase in authorized capital will not in any way affect the validity or transferability of stock certificates currently outstanding, the capital structure of the Company , the rights or obligations of the Company with respect to its existing contractual obligations, nor will it impact third parties' obligations with respect to the company.

The Board of Directors recommends the increase in authorized common stock to enable the company to have additional shares available for issuance in connection with future acquisitions, conversions of convertible securities, employee benefit plans, warrant share conversions, stock splits effected in the form of stock dividends, and other general corporate purposes. Increasing the authorized Common Stock will give the Company greater flexibility and will allow the Company to issue additional Common Stock for the purposes described above. Except as set forth above , the Company has no current plans, agreements or arrangements for the issuance of additional Common Stock, other than the issuance of shares pursuant to contractual obligations as outlined in previous Form 8k's filed with the Securities and Exchange Commission, stock option and other employee benefit plans. The Company is at all times investigating additional sources of financing and future acquisitions which the Board of Directors believes will be in the best interests of the Company and its stockholders. The additional authorized shares of Common Stock would also be available for issuance (subject to stockholder approval if required by law) at such times and for such proper corporate purposes as the Board of Directors may approve, including possible future financing and acquisition transactions.

               EXECUTION OF MEMORANDUM OF UNDERSTANDING AND LETTER
             OF INTENT RELATIVE TO THE ACQUISITION OF INTERNATIONAL
                                 LEARNING GROUP

On February 01, 2002 a Memorandum of Understanding was entered into by and between Muller Media Inc, and International Learning Group Inc. whereby Muller Media Inc will acquire one hundred per cent of all issued and outstanding capital stock of International Learning Group Inc for and in consideration of a purchase price of 3, 250,000 shared of the Common Stock of Muller Media Inc.

The Board of Directors of both companies are confident that this acquisition will be of positive benefit to both parties. The transaction will not have any negative impact on the operations of Muller Media Inc. in that the completion of the acquisition is conditional upon obtaining third party financing for the venture such that the financial resources of Muller Media Inc will not be affected.

The parties are presently commencing their respective due diligence studies as execution of a definitive agreement is subject to the attainment of mutually satisfactory reports.


                              POLICY ON WARRANT SHARES

On the advice of the Company's investment bankers it is recommended that Article 4 (Four) of the Articles of Incorporation be further amended to provide for the creation of warrant shares to be offered to existing shareholders and the public at large for purposes of capital raise ups to fund additional expansion and acquisitions.

In addition to the acquisition disclosed hereinabove, the Company has intention to accomplish at least two other acquisitions within the year 2002.

Purpose for issuance of Warrant Shares

The Board of Directors recommends the issuance of warrant shares which when converted would give the Company greater flexibility and enable the Company to finance future acquisitions.

Vote Required for Approval

The Board of Directors believes that it is in the best interests of the Company and its stockholders to amend the Company's Certificate of Incorporation to issue warrant shares and has directed that the Warrant Shares Amendment be submitted for stockholder approval. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote will be required to approve this proposal. It is expected that this proposal will be authorized by Consent of Stockholder(s) representing more than 51% of the issued and outstanding capital stock of the Company.

                        RIGHTS OF DISSENTING STOCKHOLDERS

There are no rights of appraisal or similar rights of dissenters with respect to any matter proposed to be acted upon by the Consent.

                              OTHER PROPOSED ACTION

The Company is not aware of any other matter(s) to be acted upon. .

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth, as of January 31,2001, certain information concerning beneficial ownership of the Company's Common Stock by (i) each person known to the Company to own 5% or more of the Company's Common Stock, (ii) each director of the Company and (iii) all directors and officers of the Company as a group. Unless otherwise indicated in the footnotes following the table. The persons as to whom the information is given have sole voting and investment power over the shares shown as beneficially owned, subject to community property laws where applicable.

                                     Amount and Nature of            Percent of
Name and Address                     Beneficial ownership (1)        Class (2)

John J Adams
488 Schooley's Mountain Road             10,000,000(2)                  75.9%
Hackettstown, New Jersey  07840

Clifford S Postelnik                     10,000,000(2)                  75.9%
488 Schooley's Mountain Road
Hackettstown, New Jersey  07840

Robert  Resker                                   --                       --
488 Schooley's Mountain Road
Hackettstown, New Jersey  07840

Officers and Directors
As a group (of 4 persons)                10,000,000(2)                  75.9%

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     (1)  As used herein, the term beneficial ownership with respect to a security is defined by rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days.

     (2) John J Adams as Chairman &CEO of DCI Telecommunications Inc ("DCTC") and Clifford S Postelnik as Vice President and General Counsel of DCI Telecommunications Inc., may be deemed to be the beneficial owner(s) of the shares owned by DCTC by virtue of their control over the voting power of those shares.



                                                 John J Adams, Chairman and CEO